[FORM OF SUBSCRIPTION RIGHTS CERTIFICATE TO
PURCHASE RIGHTS FOR COMMON STOCK]

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE
COMPANY’S PROSPECTUS
DATED             , 2009 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY
REFERENCE. COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM
MACKENZIE PARTNERS, INC.,
THE INFORMATION AGENT.

REED’S, INC.
Incorporated under the laws of the State of Delaware

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase Shares of Common Stock of Reed’s, Inc.

Subscription Price: $[       ] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON [                    ], 2009, UNLESS EXTENDED BY THE COMPANY

REGISTERED
        OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of common stock, with a par value of $0.0001 per share (“Common Stock”), of Reed’s, Inc., a Delaware corporation at a subscription price of $[        ] per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. Holders who fully exercise their Basic Subscription Right are entitled to subscribe for additional shares of Common Stock that remain unsubscribed for as a result of any unexercised Basic Subscription Right pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Right”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.
Witness the seal of Reed’s, Inc. and the signatures of its duly authorized officers.

Date:

[Chief Executive Officer and Principal Executive Officer]	[Executive Vice President]

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by Hand/Mail/Overnight Courier:
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
(212) 509-4000, x 536

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for shares x $ [ ] = $
(no. of new shares) (subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares in an amount equal to up to 400% of the shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Right:

I apply for shares x $ [ ] = $
(no. of new shares) (subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐ Check or bank draft drawn on a U.S. bank, or postal telegraphic or express.

☐ Money order payable to “ , as Subscription Agent.” Funds paid by an uncertified check may take at least five business days to clear.

☐
Wire transfer of immediately available funds directly to the account maintained by                                      Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [            Bank], [Address], ABA #[            ], Account # [            ] [                ] FBO Reed’s, Inc.], with reference to the rights holder’s name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares of Common Stock  indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF REED’S, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, AT (800) 322-2885.